Exhibit 99.1
FOR IMMEDIATE RELEASE
Willbros Reports Third Quarter 2011 Results
•	Operating income from continuing operations of $13.8 million excluding special items

•	Third quarter EBITDA of $32.2 million

•	Term loan debt reduced by $22.2 million in third quarter; $113.4 million through October 31, 2011

•	Total backlog at September 30, 2011 of $2.3 billion

•	Company to host a conference call on Tuesday, November 8, 2011 at 9:00 a.m. Eastern Time
HOUSTON, TX, NOVEMBER 7, 2011 — Willbros Group, Inc. (NYSE: WG) announced today financial results for the third quarter of 2011. Willbros reported a net loss of $111.3 million, or $2.34 per share, on revenue of $466.1 million. Willbros reported net income from continuing operations, before special items, of $2.7 million, or $0.06 per diluted share (this is a non-GAAP measure, and schedules for the GAAP to non-GAAP adjustment reconciliations in this press release are provided in the accompanying schedule). Third quarter results include two non-cash items related to the Utility T&D segment: 1) an estimated $134.3 million pre-tax goodwill impairment charge and 2) a $4.0 million reduction of the earnout contingency. EBITDA, from continuing operations, increased to $32.2 million. Operating income, adjusted for special items, increased to $13.8 million in the third quarter compared to $13.1 million in the second quarter 2011.
The Company paid down an additional $22.2 million of its term loan in the third quarter for a total of $94.7 million in debt reduction for the first nine months of 2011. Also, during the fourth quarter, Willbros completed the disposition of a non-strategic business unit, and applied certain proceeds from that transaction to further reduce its debt. As of October 31, 2011, the Company had reduced its total indebtedness by $113.4 million during 2011 resulting in a remaining principal balance of $185.9 million on the outstanding term loan.
Randy Harl, President and Chief Executive Officer, commented, “We are pleased to have exceeded our 2011 debt reduction goal of $50 to $100 million. As we communicated on the second quarter call, we anticipated third quarter results would be similar to the second quarter and I can report that we met that expectation. Our improved operating performance is the result of our strategic initiatives and our efforts to match our cost structure and resources with the substantial work commitments we have before us. While we have a lot more work to do to improve our performance and our financial flexibility, we believe that we will see the growing impact of these changes in our results going forward. As we move into the seasonally weaker fourth and first quarters and execute our current workload, we believe our much improved utilization rates will enable us to generate substantially better results compared to the prior year period.”

Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	1 of 6 CONTACT: Connie Dever Director Investor Relations Willbros 713-403-8035

Backlog(6)
At September 30, 2011, Willbros reported total backlog from continuing operations of $2.3 billion compared to $2.0 billion at December 31, 2010. Twelve month backlog was $910.8 million, up from $828.6 million at December 31, 2010. New work awards in the third quarter totaled $433.0 million.
Segment Operating Results
Upstream Oil & Gas
For the third quarter of 2011, the Upstream segment reported operating income of $13.6 million on revenue of $226.4 million, as compared to $29.7 million on revenue of $189.4 million in the same period of 2010. Third quarter results were led by the successful completion of the Acadian pipeline construction project, continued growth of our regional offices in the major shale plays and other liquids-rich basins and good performance in Engineering and on EPC projects. Third quarter results in 2010 included the impact of high utilization on the Fayetteville Express Pipeline project.
Downstream Oil & Gas
For the third quarter of 2011, the Downstream segment reported an operating loss of $3.9 million on revenue of $53.7 million, slightly improved compared to the second quarter 2011 loss of $4.1 million, but lower than the third quarter 2010 operating income of approximately $400 thousand, before the $12.0 million pre-tax impairment charge. The segment continues to be impacted in the United States by delayed turnaround spending and uncertain timing of small capital projects by our customers. During the quarter, the Downstream segment won turnaround, tank and field services work valued at approximately $58.0 million. Downstream also won an engineering services agreement which has led to an EPC small capital project.
Utility T&D
For the third quarter of 2011, the Utility T&D segment reported operating income, before special items, of $4.1 million on revenue of $186.0 million, compared to income of $8.9 million on revenue of $187.9 million in the second quarter of 2011. While Hurricane Irene contributed some storm restoration revenue and income, this was more than offset by the impact of weather and additional labor costs on capital projects in the Northeast. Major electric transmission work contributed significantly to improved performance over the comparable period in 2010, which generated $133.7 million of revenue and an operating loss of $15.9 million. The performance of the Utility T&D segment greatly improved in the past two quarters due to increased transmission construction activity in Texas, on Oncor’s portion of the Competitive Renewable Energy Zone (“CREZ”) work, and in the Northeast, on the Maine Power Reliability Program.
Liquidity
At September 30, 2011, the Company had $68.3 million of cash and equivalents. The Company utilized $22.2 million in cash to reduce the term loan in the third quarter. The Company’s objective is to achieve a 3.0 to 1.0 (or less) leverage ratio and open up full access to its credit facility. During the third quarter, the

Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	2 of 6 CONTACT: Connie Dever Director Investor Relations Willbros 713-403-8035

Company negotiated an amendment to its 6.5% Senior Notes indenture to give it more flexibility to access its revolver which currently provides $25 million of additional liquidity that is undrawn.
Conference Call
In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday November 8, 2011 at 9:00 a.m. Eastern Time (8:00 a.m. Central).

What:	Willbros Third Quarter Earnings Conference Call

When:	Tuesday, November 8, 2011 — 9:00 a.m. Eastern Time

How:	Live via phone — By dialing 913-312-1303 or 800-818-7543 a few minutes prior to the start time and asking for the Willbros’ call. Or live over the Internet by logging on to the web address below.

Where:	http://www.willbros.com. The webcast can be accessed from the home page.
For those who cannot listen to the live call, a replay will be available through November 15, 2011, and may be accessed by calling 719-457-0820 or 888-203-1112 using pass code 4679750#. Also, an archive of the webcast will be available shortly after the call on www.willbros.com for a period of 12 months.
Willbros Group, Inc. is an independent contractor serving the oil, gas, power, refining and petrochemical industries, providing engineering, construction, turnaround, maintenance, life-cycle extension services and facilities development and operations services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.
This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including the potential for additional investigations; disruptions to the global credit markets; the global economic downturn; fines and penalties by government agencies; new legislation or regulations detrimental to the economic operation of refining capacity in the United States; the identification of one or more other issues that require restatement of one or more prior period financial statements; contract and billing disputes; the integration and operation of InfrastruX; the possible losses arising from the discontinuation of operations and the sale of the Nigeria assets; the existence of material weaknesses in internal controls over financial reporting; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company’s loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; poor refinery crack spreads; delay of planned refinery outages and upgrades; the effective tax rate of the different countries where the Company performs work; development trends of the oil, gas, power, refining and petrochemical industries; and changes in the political and economic environment of the countries in which the Company has operations; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.
TABLE TO FOLLOW

Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	3 of 6 CONTACT: Connie Dever Director Investor Relations Willbros 713-403-8035

WILLBROS GROUP, INC.
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Reconciliation of Non-GAAP Financial Measures
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(116,441)	$47,524	$(132,399)	$49,508
Goodwill impairment	134,263	12,000	134,263	12,000
Settlement of project dispute	—	—	8,236	—
Changes in fair value of contingent earnout liability	(4,000)	(45,340)	(10,000)	(45,340)

Operating income before special items	$13,822	$14,184	$100	$16,168

Utility T&D operating income (loss) before special items (1)
Operating loss, as reported	$(130,149)	$(15,885)	$(137,936)	$(15,885)
Goodwill impairment	134,263	—	134,263	—

Operating income (loss) before special items	$4,114	$(15,885)	$(3,673)	$(15,885)

Downstream O&G operating income (loss) before special items (1)
Operating loss, as reported	$(3,873)	$(11,616)	$(12,648)	$(27,067)
Goodwill impairment	—	12,000	—	12,000

Operating income (loss) before special items	$(3,873)	$384	$(12,648)	$(15,067)

Net income (loss) from continuing operations before special items (1)
Net income (loss) from continuing operations	$(99,706)	$38,118	$(132,201)	$37,800
Goodwill impairment, net of tax	108,592	7,200	108,592	7,200
Settlement of project dispute	—	—	5,065	—
Repatriation of foreign profit taxes	(2,186)	—	1,955	—
Changes in fair value of contingent earnout liability	(4,000)	(45,340)	(10,000)	(45,340)

Net income (loss) from continuing operations before special items	$2,700	$(22)	$(26,589)	$(340)

Net income (loss) from continuing operations applicable to common shares (numerator for diluted calculation) before special items
Net income (loss) from continuing operations (2)	$(99,706)	$39,364	$(132,201)	$39,908
Net income (loss) from continuing operations before special items	$2,700	$(22)	$(26,589)	$(340)

Diluted income (loss) per share before special items (1)
Continuing operations	$(2.10)	$0.75	$(2.79)	$0.89
Income (loss) per share before special items	$0.06	$(0.00)	$(0.56)	$(0.01)

Fully Diluted Shares
Diluted shares as reported	47,534	52,154	47,429	44,890
Diluted shares before special items (3)	47,718	46,997	47,429	41,652

EBITDA (4), (5)
Net income (loss) from continuing operations attributable to Willbros Group, Inc.	$(99,706)	$38,118	$(132,201)	$37,800
Interest expense, net	11,029	11,875	36,275	16,084
Benefit for income taxes	(28,321)	(2,138)	(41,759)	(3,813)
Depreciation and amortization	14,921	18,890	50,629	33,150
Goodwill impairment	134,263	12,000	134,263	12,000

EBITDA	32,186	78,745	47,207	95,221

Changes in fair value of contingent earnout liability	(4,000)	(45,340)	(10,000)	(45,340)
DOJ monitor cost	463	345	3,065	3,588
Stock based compensation	3,635	1,911	7,103	6,208
Restructuring and reorganization costs	—	85	75	698
Acquisition related costs	—	7,947	—	9,912
(Gains) losses on sales of equipment	(960)	(26)	(5,015)	(542)
Noncontrolling interest	296	293	878	902

Adjusted EBITDA (5)	$31,620	$43,960	$43,313	$70,647

Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	4 of 6 CONTACT: Connie Dever Director Investor Relations Willbros 713-403-8035

	Three Months Ended
	9/30/2011	6/30/2011

Operating income (loss) before special items (1)
Operating income (loss), as reported	$(116,441)	$8,596
Goodwill impairment	134,263	—
Settlement of project dispute	—	8,236
Changes in fair value of contingent earnout liability	(4,000)	—
Gain on sale of Ft. McMurray facility	—	(3,780)

Operating income before special items	$13,822	$13,052

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Income Statement
Contract revenue
Upstream O&G	$226,372	$189,359	$579,375	$452,630
Downstream O&G	53,680	80,870	165,376	202,895
Utility T&D	186,051	133,730	508,574	133,730

	466,103	403,959	1,253,325	789,255

Operating expenses
Upstream O&G (exclusive of settlement of project termination)	212,791	159,674	562,954	405,510
Downstream O&G	57,553	92,486	178,024	229,962
Utility T&D	316,200	149,615	646,510	149,615

	586,544	401,775	1,387,488	785,087

Operating income (loss)
Upstream O&G (exclusive of settlement of project termination)	13,581	29,685	16,421	47,120
Downstream O&G	(3,873)	(11,616)	(12,648)	(27,067)
Utility T&D	(130,149)	(15,885)	(137,936)	(15,885)
Settlement of project dispute	—	—	(8,236)	—
Changes in fair value of earn out liability	4,000	45,340	10,000	45,340

Operating income (loss)	(116,441)	47,524	(132,399)	49,508

Other expense
Interest expense, net	(11,029)	(11,875)	(36,275)	(16,084)
Loss on early extinguishment of debt	—	—	(4,124)	—
Other, net	(261)	624	(284)	1,465

	(11,290)	(11,251)	(40,683)	(14,619)

Income (loss) from continuing operations before income taxes	(127,731)	36,273	(173,082)	34,889
Benefit for income taxes	(28,321)	(2,138)	(41,759)	(3,813)

Income (loss) from continuing operations	(99,410)	38,411	(131,323)	38,702
Loss from discontinued operations net of provision for income taxes	(11,563)	(2,710)	(27,571)	(7,067)

Net income (loss)	(110,973)	35,701	(158,894)	31,635
Less: Income attributable to noncontrolling interest	(296)	(293)	(878)	(902)

Net income (loss) attributable to Willbros Group, Inc.	$(111,269)	$35,408	$(159,772)	$30,733

Reconciliation of net income (loss) attributable to Willbros Group, Inc.
Income (loss) from continuing operations	$(99,706)	$38,118	$(132,201)	$37,800
Income (loss) from discontinued operations	(11,563)	(2,710)	(27,571)	(7,067)

Net income (loss) attributable to Willbros Group, Inc.	$(111,269)	$35,408	$(159,772)	$30,733

Basic income (loss) per share attributable to Company shareholders:
Continuing operations	$(2.10)	$0.81	$(2.79)	$0.91
Discontinued operations	(0.24)	(0.06)	(0.58)	(0.17)

	$(2.34)	$0.75	$(3.37)	$0.74

Diluted income (loss) per share attributable to Company shareholders:
Continuing operations	$(2.10)	$0.75	$(2.79)	$0.89
Discontinued operations	(0.24)	(0.05)	(0.58)	(0.16)

	$(2.34)	$0.70	$(3.37)	$0.73

Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	5 of 6 CONTACT: Connie Dever Director Investor Relations Willbros 713-403-8035

Cash Flow Data
Continuing operations
Cash provided by (used in)
Operating activities	$(4,976)	$(24,613)	$35,758	$(6,217)
Investing activities	14,745	(420,210)	33,145	(417,362)
Financing activities	(25,486)	319,967	(115,788)	306,997
Foreign exchange effects	(1,944)	1,585	(253)	780
Discontinued operations	(11,138)	(2,659)	(19,759)	17,915

Other Data (Continuing Operations)
Weighted average shares outstanding
Basic	47,534	46,997	47,429	41,652
Diluted	47,534	52,154	47,429	44,890
EBITDA(1)	$32,186	$78,745	$47,207	$95,221
Capital expenditures	2,959	4,520	9,302	13,070

Balance Sheet Data	9/30/2011	6/30/2011	3/31/2011	12/31/2010

Cash and cash equivalents	$68,333	$93,638	$68,249	$134,150
Working capital	179,632	175,143	200,735	278,801
Total assets	1,036,010	1,195,143	1,269,043	1,285,802
Total debt	297,097	317,883	355,210	387,928
Stockholders’ equity	362,748	478,124	480,534	523,540

Backlog Data (6)
Total By Reporting Segment
Upstream O&G	$545,518	$627,075	$645,263	$547,341
Downstream O&G	159,919	105,466	116,561	107,077
Utility T&D	1,592,530	1,660,868	1,509,894	1,383,876

Total Backlog	$2,297,967	$2,393,409	$2,271,718	$2,038,294

Total Backlog By Geographic Area
North America	$2,244,862	$2,360,598	$2,233,100	$1,988,097
Middle East & North Africa	44,243	28,462	37,796	45,728
Other International	8,862	4,349	822	4,469

Total Backlog	$2,297,967	$2,393,409	$2,271,718	$2,038,294

12 Month Backlog	$910,771	$948,346	$985,877	$828,582

(1)	Operating income (loss), and net income (loss) from continuing operations, before special items, non-GAAP financial measures, exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other engineering and construction companies.

(2)	Calculation of net income applicable to common shares (numerator for diluted earnings per share calculation) excludes interest expense of $1,246 and $2,108, related to both the 2.75% and 6.5% convertible notes, for the three and nine months ended September 30, 2010, respectively.

(3)	Excluding the special items for the three months ended September 30, 2011 would result in net income from continuing operations, thus reclassifying 183,581 shares from anti-dilutive to dilutive. Excluding the special items for the three and nine months ended September 30, 2010 would result in a net loss from continuing operations, thus reclassifying all shares currently reported as dilutive to anti-dilutive.

(4)	EBITDA is earnings before net interest, income taxes and depreciation and amortization and intangible asset impairments. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies. The Company believes EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company’s results from operations before net interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to net income is included in the exhibit to this release.

(5)	Adjusted EBITDA is defined as earnings before net interest, income taxes and depreciation and amortization and intangible asset impairments, as adjusted for other items that management considers to be non-recurring, unusual or not indicative of our core operating performance. Management uses Adjusted EBITDA for comparing normalized operating results with corresponding historical periods and with the operational performance of other companies in our industry and presentations made to our analysts, investment banks and other members of the financing community who use this information in order to make investing decisions about us. Most of the adjustments reflected in Adjusted EBITDA are also included in performance metrics under our credit facilities and other financing arrangements. However, Adjusted EBITDA is not a financial measurement recognized under U.S. generally accepted accounting principles. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(6)	Backlog is anticipated contract revenue from projects for which award is either in hand or reasonably assured. Master Service Agreement (“MSA”) backlog is estimated for the remaining term of the contract. MSA backlog is determined based on historical trends inherent in the MSAs, factoring in seasonal demand and projecting customers needs based upon ongoing communications with the customer.
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Michael W. Collier Vice President Investor Relations Sales & Marketing Willbros 713-403-8038	6 of 6 CONTACT: Connie Dever Director Investor Relations Willbros 713-403-8035